The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Registration Statement No. 333-148054
Filed Pursuant to Rule 424(b)(2)
Subject to Completion, dated May 12, 2011
Pricing Supplement to the Prospectus dated May 16, 2008,
the Prospectus Supplement dated January 25, 2010 and the Product Supplement dated December 3, 2010

US$    ●
Senior Medium-Term Notes, Series A
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to sixteen separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the sixteen offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.
•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.
•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.
•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0176	Acme Packet, Inc.	APKT		17.75%	80%		3	06366QKX4	100%	●%	●% US$●
0177	ATP Oil & Gas Corporation	ATPG		13.00%	75%		3	06366QKY2	100%	●%	●% US$●
0178	Cirrus Logic, Inc.	CRUS		16.25%	80%		3	06366QKZ9	100%	●%	●% US$●
0179	Eastman Kodak Company	EK		31.75%	70%		3	06366QLA3	100%	●%	●% US$●
0180	Finisar Corporation	FNSR		15.50%	75%		3	06366QLB1	100%	●%	●% US$●
0181	Hecla Mining Company	HL		17.50%	80%		3	06366QLC9	100%	●%	●% US$●
0182	Harbin Electric, Inc.	HRBN		30.25%	70%		3	06366QLD7	100%	●%	●% US$●
0183	JDS Uniphase Corporation	JDSU		15.00%	80%		3	06366QLE5	100%	●%	●% US$●
0184	US Airways Group, Inc.	LCC		10.00%	75%		3	06366QLF2	100%	●%	●% US$●
0185	lululemon athletica inc.	LULU		15.00%	80%		3	06366QLG0	100%	●%	●% US$●
0186	Netflix Inc.	NFLX		10.00%	80%		3	06366QLH8	100%	●%	●% US$●
0187	Northern Oil and Gas, Inc.	NOG		15.75%	75%		3	06366QLJ4	100%	●%	●% US$●

* The actual principal amount, interest rate and Initial Stock Price for each note will be set on the pricing date.

Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-5 of this pricing supplement, page PS-4 of the product supplement, page S-1 of the prospectus supplement and on page 5 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on or about May 31, 2011.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0188	Rubicon Technology, Inc.	RBCN		20.00%	75%		3	06366QLK1	100%	●%	●% US$●
0189	Rambus Inc.	RMBS		24.50%	75%		3	06366QLL9	100%	●%	●% US$●
0190	Spreadtrum Communications, Inc.	SPRD		22.00%	75%		3	06366QLM7	100%	●%	●% US$●
0191	Western Refining, Inc.	WNR		17.00%	75%		3	06366QLN5	100%	●%	●% US$●

Key Terms of all the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about May 26, 2011

Settlement Date:	On or about May 31, 2011

Valuation Date:	On or about August 29, 2011

Maturity Date:	On or about August 31, 2011

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the final business day of each month beginning on June 30 2011, to and including the applicable maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

The pricing date and the settlement date are subject to change. The actual pricing date, settlement date, interest payment dates, Valuation Date and maturity date for each of the notes will be set forth in the final pricing supplement.

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to sixteen separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement dated December 3, 2010, the prospectus supplement dated January 25, 2010 and the prospectus dated May 16, 2008.  This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated December 3, 2010:
http://www.sec.gov/Archives/edgar/data/927971/000121465910003184/c123100424b5.htm

•	Prospectus supplement dated January 25, 2010:
http://www.sec.gov/Archives/edgar/data/927971/000095012310004957/o58842b5e424b5.htm

•	Prospectus dated May 16, 2008:
http://www.sec.gov/Archives/edgar/data/927971/000095012310004953/o58753e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this terms sheet, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated December 3, 2010.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the applicable Monitoring Period.

Acme Packet, Inc.

Acme Packet, Inc. provides session border controllers for internet service providers. The company's products consist of hardware and proprietary software that allow service providers to deliver interactive communications services such as voice over internet protocol. Its common stock is traded on the Nasdaq Global Select Market under the symbol “APKT.”

Historical Information of the Common Stock of Acme Packet, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	12.17	6.86
	Second Quarter	10.01	7.76
	Third Quarter	7.82	4.15
	Fourth Quarter	5.53	3.03

2009	First Quarter	6.50	3.64
	Second Quarter	10.12	6.05
	Third Quarter	10.66	7.66
	Fourth Quarter	12.02	9.39

2010	First Quarter	19.97	10.35
	Second Quarter	29.85	19.38
	Third Quarter	40.14	26.60
	Fourth Quarter	57.98	34.49

2011	First Quarter	76.91	49.99
	Second Quarter (through May 11, 2011)	83.73	67.79

ATP Oil & Gas Corporation

ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico. The company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies. The company also operates in the shallow waters of the Gulf of Mexico and in the North Sea. Its common stock is traded on the Nasdaq Global Select Market under the symbol “ATPG.”

Historical Information of the Common Stock of ATP Oil & Gas Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	51.78	30.52
	Second Quarter	45.92	27.85
	Third Quarter	40.78	17.15
	Fourth Quarter	18.53	4.25

2009	First Quarter	7.78	2.86
	Second Quarter	9.27	5.18
	Third Quarter	22.16	5.38
	Fourth Quarter	21.58	15.27

2010	First Quarter	20.35	13.00
	Second Quarter	22.96	8.53
	Third Quarter	13.89	9.11
	Fourth Quarter	16.88	13.31

2011	First Quarter	20.35	15.64
	Second Quarter (through May 11, 2011)	17.79	15.95

Cirrus Logic, Inc.

Cirrus Logic, Inc. designs and manufactures integrated circuits that employ precision linear and advanced mixed-signal processing technologies. The company's products enable system-level applications in mass storage, audio, and precision data conversion. The company serves a broad customer base in the mass storage, industrial, and audio markets. Its common stock is traded on the Nasdaq Global Select Market under the symbol “CRUS.”

Historical Information of the Common Stock of Cirrus Logic, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	6.72	4.22
	Second Quarter	7.53	5.56
	Third Quarter	6.39	4.52
	Fourth Quarter	5.85	2.35

2009	First Quarter	4.28	2.22
	Second Quarter	4.69	3.37
	Third Quarter	6.14	4.04
	Fourth Quarter	6.82	4.60

2010	First Quarter	8.58	6.41
	Second Quarter	17.82	8.45
	Third Quarter	20.54	15.00
	Fourth Quarter	17.41	12.51

2011	First Quarter	25.15	16.51
	Second Quarter (through May 11, 2011)	20.34	15.21

Eastman Kodak Company

Eastman Kodak Company develops, manufactures, and markets imaging products. The company provides professional and consumer digital cameras, laser images for radiologists, and photographic films for professionals and amateurs. The company also provides digital services for cinematographers, document scanners, aerial images, digital printers for commercial customers, and flat panel displays. Its common stock is traded on the New York Stock Exchange under the symbol “EK/”

Historical Information of the Common Stock of Eastman Kodak Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	21.57	16.62
	Second Quarter	19.47	12.34
	Third Quarter	17.32	12.80
	Fourth Quarter	15.48	5.99

2009	First Quarter	7.49	2.17
	Second Quarter	4.40	2.47
	Third Quarter	6.68	2.69
	Fourth Quarter	4.61	3.47

2010	First Quarter	6.86	4.29
	Second Quarter	8.90	4.34
	Third Quarter	5.06	3.50
	Fourth Quarter	5.92	3.88

2011	First Quarter	5.74	2.96
	Second Quarter (through May 11, 2011)	3.45	2.78

Finisar Corporation

Finisar Corporation provides fiber optic subsystems and network performance test systems which enable high-speed data communications over local area network and storage area networks. The company's line of optical subsystems supports a variety of network applications, transmission speeds, distances, and mediums. The company also provides network performance test systems. Its common stock is traded on the Nasdaq Global Select Market under the symbol “FNSR.”

Historical Information of the Common Stock of Finisar Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	15.44	9.04
	Second Quarter	15.04	9.44
	Third Quarter	13.12	7.68
	Fourth Quarter	8.72	2.32

2009	First Quarter	4.80	1.69
	Second Quarter	6.86	3.68
	Third Quarter	10.64	3.56
	Fourth Quarter	9.85	7.19

2010	First Quarter	15.94	9.13
	Second Quarter	16.92	13.00
	Third Quarter	19.25	12.24
	Fourth Quarter	29.85	16.86

2011	First Quarter	43.23	21.14
	Second Quarter (through May 11, 2011)	28.09	23.41

Hecla Mining Company

Hecla Mining Company explores, develops, and mines precious metals, gold and silver. The company has operations in the United States and Mexico. Its common stock is traded on the New York Stock Exchange under the symbol “HL.”

Historical Information of the Common Stock of Hecla Mining Company

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	12.72	8.65
	Second Quarter	13.03	7.52
	Third Quarter	9.64	4.30
	Fourth Quarter	4.75	1.05

2009	First Quarter	2.88	1.23
	Second Quarter	3.71	2.01
	Third Quarter	4.98	2.30
	Fourth Quarter	7.34	3.85

2010	First Quarter	6.85	4.52
	Second Quarter	6.33	5.02
	Third Quarter	6.37	4.64
	Fourth Quarter	11.34	6.25

2011	First Quarter	11.24	8.08
	Second Quarter (through May 11, 2011)	9.76	7.98

Harbin Electric, Inc.

Harbin Electric, Inc. designs, develops, and manufactures linear motors and special electric motors. The company builds customized linear motors for a variety of applications and industries. The company provides its linear motor products and systems to end users throughout China, as well as other industrial original equipment manufacturers overseas. Its common stock is traded on the Nasdaq Global Select Market under the symbol “HRBN.”

Historical Information of the Common Stock of Harbin Electric, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	27.72	13.10
	Second Quarter	18.75	13.28
	Third Quarter	16.52	11.68
	Fourth Quarter	11.55	5.03

2009	First Quarter	8.65	4.38
	Second Quarter	16.11	6.29
	Third Quarter	17.89	12.36
	Fourth Quarter	22.69	15.80

2010	First Quarter	24.28	16.98
	Second Quarter	23.88	16.29
	Third Quarter	19.38	15.39
	Fourth Quarter	23.41	15.23

2011	First Quarter	20.69	16.05
	Second Quarter (through May 11, 2011)	20.68	17.24

JDS Uniphase Corporation

JDS Uniphase Corporation provides communications test & measurement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers. The company also provides optical solutions for medical/environmental instrumentation, semiconductor processing, display, brand authentication, aerospace and defense, and decorative applications. Its common stock is traded on the Nasdaq Global Select Market under the symbol “JDSU.”

Historical Information of the Common Stock of JDS Uniphase Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	14.11	10.06
	Second Quarter	15.00	11.23
	Third Quarter	11.90	7.93
	Fourth Quarter	8.25	2.21

2009	First Quarter	5.25	2.21
	Second Quarter	6.22	3.75
	Third Quarter	7.90	4.85
	Fourth Quarter	8.51	5.52

2010	First Quarter	12.52	7.86
	Second Quarter	13.82	9.84
	Third Quarter	12.82	9.19
	Fourth Quarter	14.63	10.24

2011	First Quarter	28.16	14.78
	Second Quarter (through May 11, 2011)	22.06	18.04

US Airways Group, Inc.

US Airways Group, Inc. is an air carrier that transports passengers, property, and mail. The company provides regularly scheduled service at airports in the United States, Canada, Europe, the Caribbean, and Latin America. Its common stock is traded on the New York Stock Exchange under the symbol “LCC.”

Historical Information of the Common Stock of US Airways Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	15.40	7.45
	Second Quarter	9.87	2.44
	Third Quarter	9.39	1.76
	Fourth Quarter	10.86	3.63

2009	First Quarter	9.57	1.97
	Second Quarter	5.00	2.15
	Third Quarter	5.43	2.04
	Fourth Quarter	5.38	2.91

2010	First Quarter	7.95	4.77
	Second Quarter	10.74	6.33
	Third Quarter	10.91	8.08
	Fourth Quarter	12.07	9.00

2011	First Quarter	11.47	7.95
	Second Quarter (through May 11, 2011)	9.99	7.94

lululemon athletica inc.

lululemon athletica inc.  designs and retails athletic clothing. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Its common stock is traded on the Nasdaq Global Select Market under the symbol “LULU.”

Historical Information of the Common Stock of lululemon athletica inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	44.82	21.72
	Second Quarter	36.63	27.00
	Third Quarter	28.86	18.00
	Fourth Quarter	23.74	7.08

2009	First Quarter	8.66	4.49
	Second Quarter	15.22	9.11
	Third Quarter	24.50	11.60
	Fourth Quarter	30.84	21.36

2010	First Quarter	41.90	26.27
	Second Quarter	45.58	35.82
	Third Quarter	45.83	31.90
	Fourth Quarter	73.51	43.09

2011	First Quarter	89.84	66.95
	Second Quarter (through May 11, 2011)	102.17	88.71

Netflix Inc.

Netflix Inc. is an online movie rental service. The company ships DVDs with no due dates or late fees, directly to the subscriber's address. Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations. Its common stock is traded on the Nasdaq Global Select Market under the symbol “NFLX.”

Historical Information of the Common Stock of Netflix Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	38.17	21.77
	Second Quarter	40.70	26.07
	Third Quarter	32.97	26.73
	Fourth Quarter	30.04	17.94

2009	First Quarter	43.42	29.54
	Second Quarter	49.61	37.08
	Third Quarter	47.73	38.70
	Fourth Quarter	61.13	44.62

2010	First Quarter	75.06	49.13
	Second Quarter	126.81	75.00
	Third Quarter	170.63	98.02
	Fourth Quarter	205.90	149.33

2011	First Quarter	247.55	177.99
	Second Quarter (through May 11, 2011)	252.26	228.16

Northern Oil and Gas, Inc.

Northern Oil and Gas, Inc. is an oil and gas exploration and production company. The company is currently focused on the Rocky Mountain regions of the United States. Its common stock is traded on the New York Stock Exchange under the symbol “NOG.”

Historical Information of the Common Stock of Northern Oil and Gas, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	7.25	5.80
	Second Quarter	15.92	7.03
	Third Quarter	13.71	5.23
	Fourth Quarter	7.60	2.15

2009	First Quarter	4.12	2.12
	Second Quarter	8.34	3.94
	Third Quarter	8.40	5.19
	Fourth Quarter	12.40	7.99

2010	First Quarter	15.85	10.95
	Second Quarter	17.59	12.37
	Third Quarter	16.94	12.31
	Fourth Quarter	27.87	17.41

2011	First Quarter	32.69	24.18
	Second Quarter (through May 11, 2011)	26.00	19.80

Rubicon Technology, Inc.

Rubicon Technology, Inc. develops, manufactures, and sells monocrystalline sapphire and other crystalline products. The company's products are used in light-emitting diodes, radio frequency integrated circuits, blue laser diodes, and optoelectronics and other optical applications. Its common stock is traded on the Nasdaq Global Select Market under the symbol “RBCN.”

Historical Information of the Common Stock of Rubicon Technology, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	32.65	20.66
	Second Quarter	30.10	19.55
	Third Quarter	20.09	6.71
	Fourth Quarter	7.66	2.68

2009	First Quarter	7.56	3.50
	Second Quarter	15.96	5.87
	Third Quarter	16.04	9.01
	Fourth Quarter	21.80	13.51

2010	First Quarter	22.17	14.69
	Second Quarter	33.42	21.72
	Third Quarter	34.76	20.00
	Fourth Quarter	25.31	18.74

2011	First Quarter	27.68	17.83
	Second Quarter (through May 11, 2011)	28.97	24.90

Rambus Inc.

Rambus Inc. designs, develops, licenses, and markets high-speed chip-to-chip interface technology to enhance the performance and cost-effectiveness of consumer electronics, computer systems, and other electronic systems. The company licenses semiconductor companies to manufacture and sell memory and logic intergrated circuts incorporating its interface technology. Its common stock is traded on the Nasdaq Global Select Market under the symbol “RMBS.”

Historical Information of the Common Stock of Rambus Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	25.86	15.52
	Second Quarter	24.49	18.70
	Third Quarter	18.62	12.43
	Fourth Quarter	16.08	5.20

2009	First Quarter	18.50	6.29
	Second Quarter	19.13	9.36
	Third Quarter	19.50	14.56
	Fourth Quarter	24.75	15.75

2010	First Quarter	24.74	20.77
	Second Quarter	25.04	17.52
	Third Quarter	21.06	17.28
	Fourth Quarter	21.30	19.29

2011	First Quarter	22.04	18.77
	Second Quarter (through May 11, 2011)	20.61	18.77

Spreadtrum Communications, Inc.

Spreadtrum Communications, Inc. is a fabless semiconductor company that designs, develops, and markets baseband processor solutions for the wireless communications market. Its common stock is traded on the Nasdaq Global Select Market under the symbol “SPRD.”

Historical Information of the Common Stock of Spreadtrum Communications, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	12.40	6.54
	Second Quarter	9.63	4.75
	Third Quarter	5.81	2.25
	Fourth Quarter	2.30	0.67

2009	First Quarter	1.80	0.83
	Second Quarter	3.05	1.14
	Third Quarter	4.57	2.42
	Fourth Quarter	6.03	4.47

2010	First Quarter	6.96	5.41
	Second Quarter	10.70	5.60
	Third Quarter	14.14	8.27
	Fourth Quarter	18.91	11.49

2011	First Quarter	23.94	18.24
	Second Quarter (through May 11, 2011)	22.80	18.23

Western Refining, Inc.

Western Refining, Inc., through a subsidiary, refines crude oil and markets petroleum products. The subsidiary primarily produces gasoline, diesel, and jet fuel. The products are marketed in Arizona, New Mexico and Texas in the United States, and Juarez, Mexico.  Its common stock is traded on the New York Stock Exchange under the symbol “WNR.”

Historical Information of the Common Stock of Western Refining, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through May 11, 2011.

		High ($)	Low ($)

2008	First Quarter	24.83	13.07
	Second Quarter	15.77	7.96
	Third Quarter	12.83	6.57
	Fourth Quarter	10.05	4.73

2009	First Quarter	13.78	8.15
	Second Quarter	15.43	6.75
	Third Quarter	7.80	5.57
	Fourth Quarter	6.94	4.49

2010	First Quarter	5.73	4.17
	Second Quarter	5.82	4.45
	Third Quarter	5.40	4.11
	Fourth Quarter	10.62	5.16

2011	First Quarter	18.03	10.23
	Second Quarter (through May 11, 2011)	19.08	15.33

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note.

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75.00% of the hypothetical Initial Stock Price), and a range of hypothetical Final Stock Prices and assuming that the closing price of the Reference Stock declines in the manner set forth in the column below, “Hypothetical Lowest Closing Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Lowest Closing Price during the Monitoring Period	Hypothetical Lowest Closing Price during the Monitoring Period Expressed as a Percentage of the Initial Stock Price	Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment at Maturity	Total Value of Payment Received at Maturity*
$60.00	60%	$110.00	110%	$1,000.00	$1,000.00
$60.00	60%	$90.00	90%	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$100.00	100%	$100.00	100%	$1,000.00	$1,000.00
$75.00	75%	$60.00	60%	10 shares of the Reference Stock or the Cash Delivery Amount	$600.00
$80.00	80%	$80.00	80%	$1,000.00	$1,000.00
$50.00	50%	$50.00	50%	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	$25.00	25%	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	$0.00	0%	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00

*
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $60.00 but the Final Stock Price is $110.00. Because the Final Stock Price of $110.00 is greater than the Initial Stock Price of $100.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Reference Stock closed at a price less than the Trigger Price during the Monitoring Period.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $60.00, which is less than the Trigger Price, and the Final Stock Price is $90.00, which is less than the Initial Stock Price. Because the Final Stock Price of $90.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock declined to a closing price that is less than the Trigger Price of $75.00 on at least one trading day during the Monitoring Period, you will receive at maturity the Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Because the Final Stock Price of the Reference Stock is $90.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $900.00 per $1,000 in principal amount of the notes.

Example 3: The closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any trading day during the Monitoring Period prior to the Valuation Date.  However, the closing price of the Reference Stock on the Valuation Date is $60.00, which is less than the Trigger Price.  Because the Final Stock Price of $60.00 is less than the Initial Stock Price of $100.00 and the Final Stock Price has declined to a closing price that is less than the Trigger Price of $75.00, you will receive the Physical Delivery Amount (or, at our election, the Cash Delivery Amount) at maturity. Because the Final Stock Price of the Reference Stock is $60.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $600.00 per $1,000 in principal amount of the notes.

Example 4: The Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any day during the Monitoring Period.  Because the closing price of the Reference Stock has not declined to a closing price that is less than the Trigger Price of $75.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Final Stock Price of $80.00 is less than the Initial Stock Price of $100.00.

Certain U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0176	Acme Packet, Inc.	17.75%	[ ]%	[ ]%
0177	ATP Oil & Gas Corporation	13.00%	[ ]%	[ ]%
0178	Cirrus Logic, Inc.	16.25%	[ ]%	[ ]%
0179	Eastman Kodak Company	31.75%	[ ]%	[ ]%
0180	Finisar Corporation	15.50%	[ ]%	[ ]%
0181	Hecla Mining Company	17.50%	[ ]%	[ ]%
0182	Harbin Electric, Inc.	30.25%	[ ]%	[ ]%
0183	JDS Uniphase Corporation	15.00%	[ ]%	[ ]%
0184	US Airways Group, Inc.	10.00%	[ ]%	[ ]%
0185	lululemon athletica inc.	15.00%	[ ]%	[ ]%
0186	Netflix Inc.	10.00%	[ ]%	[ ]%
0187	Northern Oil and Gas, Inc.	15.75%	[ ]%	[ ]%
0188	Rubicon Technology, Inc.	20.00%	[ ]%	[ ]%
0189	Rambus Inc.	24.50%	[ ]%	[ ]%
0190	Spreadtrum Communications, Inc.	22.00%	[ ]%	[ ]%
0191	Western Refining, Inc.	17.00%	[ ]%	[ ]%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated December 3, 2010 under “Supplemental United States Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We reserve the right to withdraw, cancel or modify the offering of any of the notes and to reject orders in whole or in part.  You may cancel any order for the notes prior to its acceptance.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.